[GRAPHIC: ACCOLADE FUNDS LOGO]

                                 ACCOLADE FUNDS
                               Bonnel Growth Fund
                                MegaTrends Fund
                       Adrian Day Global Opportunity Fund


                         November ..............., 1996

U.S. Global Investors, Inc.
7900 Callaghan Road
San Antonio, Texas 78229

Gentlemen:

Pursuant to Section 1(b) of the Advisory Agreement dated September 21, 1994 between Accolade Funds (the "Trust") and U.S. Global Investors, Inc. (the "Advisor"), please be advised that the Trust has established one new series of its shares, namely, the Adrian Day Global Opportunity Fund, and please be further advised that the Trust desires to retain the Advisor to render management and investment advisory services under the Advisory Agreement to this Fund at the fees stated below:

                       ADRIAN DAY GLOBAL OPPORTUNITY FUND

     Monthly Average Net Assets                             1/12 of 1.25%

Please state below whether you are willing to render such services at the fees stated above.

                                             ACCOLADE FUNDS

Attest:                                      By:
---------------------------                  ---------------------------
                  Secretary                  Executive Vice President

Date:
---------------------------


 ................................................................................


We are willing to render management and investment advisory services to the Adrian Day Global Opportunity Fund at the fee stated above.

                                             U.S. GLOBAL INVESTORS, INC.


Attest:                                      By:
---------------------------                  ---------------------------
                  Secretary                  President



 ................................................................................
                              7900 Callaghan Road
           Mail Address: P.O. Box 781234, San Antonio, TX 78278-1234
 ................................................................................